UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2020

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 10, 2020, National CineMedia, Inc. (“the Company”) entered into an Amendment No. 1 (the “Consulting Agreement Amendment”) to the Consulting Agreement, dated December 18, 2019, with Katherine L. Scherping, the Company’s former Chief Financial Officer. The Consulting Agreement Amendment extends the term of the Consulting Agreement through September 13, 2020. The remaining terms and conditions of the Consulting Agreement, including the consulting fees to be paid in exchange for her consulting services, remain unchanged.

The foregoing description of the Consulting Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement Amendment a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.
Dated: June 11, 2020	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Executive Vice President, General Counsel and Secretary